SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 20, 2001



                             GRAPHON CORPORATION
              (Exact name of Registrant as specified in Charter)



      Delaware                            0-21683                13-3899021
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
    incorporation                                              Identification
                                                                   Number)


400 Cochrane Circle, Morgan Hills, California                      95037
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:   (408) 201-7100



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Item 5.  Other Events

      On July 17, 2001, we acquired a perpetual, fully paid-up, exclusive license from Menta Software Ltd., an Israeli corporation, to use and exploit Menta's proprietary "thin" client and web-based applications management software, in exchange for 2,500,000 shares of our common stock. We have granted Menta certain registration rights under the Securities Act of 1933 with respect to these shares. Menta has agreed to limit its sales of these shares of common stock to no greater than 62,500 shares in each of the first six months following effectiveness of such registration and to no greater than 10% of its remaining shares in each of the next six months thereafter.

      We also acquired the exclusive right, exercisable at our option at any time up to and through July 17, 2002, to acquire the software we licensed from Menta, together with all related intellectual property rights, for an additional 440,000 shares of our common stock. In the event we exercise our purchase right, we have the right, but not the obligation, to hire any of Menta's then or former employees.

      In a contemporaneous transaction, we granted Menta a non-exclusive license to use and exploit our U.S. Patent No. 5,831,609 entitled "Method and System for Dynamic Transaction between Different Graphical User Interface Systems."

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

                  (c)(i) Share Purchase Agreement dated as of May 31, 2001 between Graphon Corporation and Menta Software Ltd.

                    (ii) Technology License Agreement dated as of May 31, 2001 between Graphon Corporation and Menta Software Ltd.



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                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      July 20, 2001                        GRAPHON CORPORATION
                                                 (Registrant)

                                          By:    /s/William Swain
                                                 --------------------
                                                 William Swain
                                                 Chief Financial Officer